American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-9900, ext. 4

August 2008

To Our Dealer Friends,

As you may know, shares of our newest fund in the American Funds family, International Growth and Income Fund, will be available for sale to the public beginning October 1, 2008. International Growth and Income Fund will invest its assets primarily in equity securities of larger, well-established companies outside the United States.  The purpose of this notice is to amend your selling group agreement (the “Agreement”) with American Funds Distributors, Inc. to reflect the addition of the International Growth and Income Fund.

In consideration of the foregoing, the Agreement is amended as follows, effective October 1, 2008:

1.	The existing Schedule A to the Agreement is replaced in its entirety by the new Schedule A attached hereto.

*           *           *           *           *

The Agreement remains unchanged in all other respects.  Any order for Fund shares received by us beginning October 1, 2008 shall be deemed an acceptance of this amendment to your Agreement.

Very truly yours,

Kevin G. Clifford
President

Schedule A
October 1, 2008
(supersedes all previous versions of Schedule A – last version dated February 1, 2007)
	A	B	C	529-A	529-B	529-C	529-E	R-1	R-2	R-3	R-4	R-5
Category 1
AMCAP Fund	●	●	●	●	●	●	●	●	●	●	●	●
American Balanced Fund	●	●	●	●	●	●	●	●	●	●	●	●
American Funds Target Date Retirement Series	●	na	na	na	na	na	na	●	●	●	●	●
American Mutual Fund	●	●	●	●	●	●	●	●	●	●	●	●
Capital Income Builder	●	●	●	●	●	●	●	●	●	●	●	●
Capital World Growth and Income Fund	●	●	●	●	●	●	●	●	●	●	●	●
EuroPacific Growth Fund	●	●	●	●	●	●	●	●	●	●	●	●
Fundamental Investors	●	●	●	●	●	●	●	●	●	●	●	●
The Growth Fund of America	●	●	●	●	●	●	●	●	●	●	●	●
The Income Fund of America	●	●	●	●	●	●	●	●	●	●	●	●
International Growth and Income Fund	●	●	●	●	●	●	●	●	●	●	●	●
The Investment Company of America	●	●	●	●	●	●	●	●	●	●	●	●
The New Economy Fund	●	●	●	●	●	●	●	●	●	●	●	●
New Perspective Fund	●	●	●	●	●	●	●	●	●	●	●	●
New World Fund	●	●	●	●	●	●	●	●	●	●	●	●
SMALLCAP World Fund	●	●	●	●	●	●	●	●	●	●	●	●
Washington Mutual Investors Fund	●	●	●	●	●	●	●	●	●	●	●	●

Category 2
American High-Income Trust	●	●	●	●	●	●	●	●	●	●	●	●
American High-Income Municipal Bond Fund	●	●	●	na	na	na	na	na	na	na	na	na
The Bond Fund of America	●	●	●	●	●	●	●	●	●	●	●	●
Capital World Bond Fund	●	●	●	●	●	●	●	●	●	●	●	●
The Tax-Exempt Bond Fund of America	●	●	●	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of California	●	●	●	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of Maryland	●	●	●	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of Virginia	●	●	●	na	na	na	na	na	na	na	na	na
U.S. Government Securities Fund	●	●	●	●	●	●	●	●	●	●	●	●
Category 3
Intermediate Bond Fund of America	●	e	e	●	e	e	●	●	●	●	●	●
Limited Term Tax-Exempt Bond Fund of America	●	e	e	na	na	na	na	na	na	na	na	na
Short-Term Bond Fund of America	●	e	e	●	e	e	●	●	●	●	●	●

Category 4
The Cash Management Trust of America	●	e	e	●	e	e	●	●	●	●	●	●
The Tax-Exempt Money Fund of America	●	na	na	na	na	na	na	na	na	na	na	na
The U.S. Treasury Money Fund of America	●	na	na	na	na	na	na	●	●	●	●	●
Notes and symbols
Class F-1, Class F-2 and Class 529-F-1 shares are available pursuant to a separate agreement.
●        Share class is available
e       Share class is available for exchanges only
na        Share class is not available

[logo – American Funds®]

American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-9900, ext. 4

August 2008

To Our Dealer Friends,

As you may know, shares of our newest fund in the American Funds family, International Growth and Income Fund, will be available for sale to the public beginning October 1, 2008.  International Growth and Income Fund will invest its assets primarily in equity securities of larger well-established companies outside the United States.  The purpose of this notice is to amend your institutional selling group agreement (the “Agreement”) with American Funds Distributors, Inc. to reflect this new fund.

In consideration of the foregoing, the schedule of Funds in the Agreement is amended in its entirety as follows effective October 1, 2008:

Schedule A
October 1, 2008
(supersedes all previous versions of Schedule A)

Category 1
AMCAP Fund
American Balanced Fund
American Mutual Fund
Capital Income Builder
Capital World Growth and Income Fund
EuroPacific Growth Fund
Fundamental Investors
The Growth Fund of America
The Income Fund of America
The Investment Company of America
International Growth and Income Fund
The New Economy Fund
New Perspective Fund
New World Fund
SMALLCAP World Fund
Washington Mutual Investors Fund

Category 2
American High-Income Trust
The Bond Fund of America
Capital World Bond Fund
Intermediate Bond Fund of America
Short-Term Bond Fund of America
U.S. Government Securities Fund

Category 3
The Cash Management Trust of America
U.S. Treasury Money Fund of America

*           *           *           *           *

The Agreement remains unchanged in all other respects. Any order for Fund shares received by us beginning October 1, 2008 shall be deemed an acceptance of this amendment to your Agreement.

Very truly yours,

Kevin G. Clifford
President

[logo – American Funds ®]
American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-5475, ext. 59

CLASS F SHARE PARTICIPATION AGREEMENT

Ladies and Gentlemen:

We have entered into a principal underwriting agreement with each Fund in The American Funds Group (Funds) under which we are appointed exclusive agent for the sale of Class F shares (Shares) of the Funds. You have represented that you maintain a fee-based program(s) or you place trades for your representatives, your affiliates, or third-party broker-dealers that maintain fee-based programs (Program or Programs) under which your or their clients (Clients) may purchase shares of participating open-end investment companies at net asset value.  We are willing to make available to you Shares of the Funds as are qualified for sale in your state for purchase by Clients through the Program(s) identified on Schedule A, subject to the terms and conditions below and the Fund Prospectuses.

1.	Authorization to Sell
You may offer to Clients that are participating in the Program Shares of the Funds only at the regular public price currently determined by the respective Funds in the manner described in their offering Prospectuses. The offering Prospectuses and this Agreement set forth the terms applicable to your making Fund Shares available to your clients and all other representations or documents are subordinate. If you offer Class A shares of the Funds on a load-waived basis pursuant to an Addendum to your American Funds Selling Group Agreement, that Addendum is terminated as to any new accounts effective March 15, 2001.  However, you may continue to offer Class A shares of the Funds on a load-waived basis to accounts existing on March 15, 2001.

2.	Compensation for Sales of Fund Shares
In consideration of your making Shares of the Funds available through the Program, we will pay you compensation on a quarterly basis at the annual rate of 0.25% of the average daily net asset value of Shares of Funds listed on Schedule A that are held in an account assigned to you.  The payment of this compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.

You agree that if you are assigned to an account holding Class F shares of the Funds that were converted from Class C shares of the Funds and those Class F shares are held outside of a Program, you will pass through a portion of the fee paid under this section to the financial adviser associated with the account.

3.	Compensation for Administrative Services
You may be eligible to receive compensation for providing certain administrative services in respect of Shares of the Funds if you meet the requirements of and enter into a Class F Share Administrative Services Agreement with Capital Research and Management Company.

4.	Order Processing
Any order by you for the purchase of Shares of the respective Funds through us shall be accepted at the time when it is received by us (or any clearinghouse agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Funds.  In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. We will not accept any order from you that is placed on a conditional basis or subject to any delay or contingency prior to execution. The Shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds.  If payment for the Shares purchased is not received within three days after the date of confirmation the sale may be cancelled, by us or by the respective Funds, without any responsibility or liability on our part or on the part of the Funds.  In such event, we and/or the respective Funds may hold you responsible for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Funds resulting from your delay or failure to make payment as aforesaid.

You shall place orders for the purchase and redemption of Shares as described in the Class F Shares Administrative Services Agreement with Capital Research and Management Company.

5.	Timeliness of Submitting Orders
You are obliged to date and indicate the time of receipt of all orders you receive from your clients and to transmit promptly all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses.  You are not to withhold placing with us orders received from any customers for the purchase of Shares.  You shall not purchase Shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

6.	Processing Redemption Requests
You shall not purchase any Share of any of the Funds from a record holder at a price lower than the net asset value next determined by or for the Funds’ Shares.

7.	Prospectuses and Marketing Materials
We shall furnish you without charge reasonable quantities of offering Prospectuses, with any supplements currently in effect, and copies of current shareholder reports of the Funds, and sales materials issued by us from time-to-time.  In the purchase of Shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es).  You may not publish any advertisement or distribute sales literature or other written material to the public that makes reference to us or any of the Funds (except material that we furnished to you) without our prior written approval.

8.	Effect of Prospectus
This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of Shares made in offering Prospectuses of the Funds, and to the applicable Rules of the NASD, which shall control and override any provision to the contrary in this Agreement.

9.	Relationship of Parties
You shall make available Shares of the Funds only through us.  In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the Funds or any other entity having an Agreement with us.

10.	State Securities Qualification
We act solely as agent for the Funds and are not responsible for qualifying the Funds or their Shares for sale in any jurisdiction.  Upon written request we will provide you with a list of the jurisdictions in which the Funds or their Shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of Fund Shares.

11.	Representations
You represent that you are (a)(i) a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations, (ii) a member of the NASD, and (iii) not currently under an order suspending or terminating your membership with the NASD, or (b) an entity that is affiliated with an NASD-registered broker-dealer firm. You agree to notify us immediately if any of the foregoing representations is no longer true. (The provisions of this section do not apply to a broker or dealer located in a foreign country and doing business outside the jurisdiction of the United States.)

12.	Termination
Either of us may cancel this Agreement at any time by written notice to the other.

13.	Notices
All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or sent by overnight courier to you at the address specified by you below.

Execute this Agreement in duplicate and return one of the duplicate originals to us for our file.  This Agreement (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment and (ii) shall be construed in accordance with the laws of the State of California.

Very truly yours,
Accepted:
AMERICAN FUNDS DISTRIBUTORS, INC.
By:
Firm

By:	By:
Officer or Partner	Kevin G. Clifford
President

Address:

Date:

American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-9900, ext. 4

July 2008

Ladies and Gentlemen,

As you may know, American Funds recently announced plans to introduce a new share class to complement our Class F shares.  Class F-2 shares will be available for sale to the public beginning August 1, 2008.  The purpose of this notice is to amend your Class F Share Participation Agreement (the “Agreement”) with American Funds Distributors Inc. to incorporate this new share class.

As compared to the current Class F shares, Class F-2 shares will not carry a 12b-1 fee; however, they will carry an administrative services fee payable pursuant to a separate agreement with Capital Research and Management Company.  In connection with the offering of this new share class, Class F shares will be renamed Class F-1 shares.

Therefore, in consideration of the foregoing, the Agreement is amended as follows effective August 1, 2008:

1.	All references to "Class F shares" or "Shares" shall refer to both Class F-1 shares and Class F-2 shares, unless otherwise provided.

2.         Section 2 Paragraph 1 is amended as follows:

In consideration of your making Class F-1 shares of the Funds available through the Program, we will pay you compensation on a quarterly basis at the annual rate of 0.25% of the average daily net asset value of Class F-1 shares of Funds listed on Schedule A that are held in an account assigned to you.  The payment of this compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.  No compensation shall be paid under this Agreement on Class F-2 shares of the Funds.

*         *          *          *          *

This agreement remains unchanged in all other respects.  Any order for Fund shares received by us following this notice shall be deemed an acceptance of this amendment to your Agreement.

Very truly yours,

Kevin G. Clifford

Bank/Trust Company Participation Agreement

For Class F Shares

Ladies and Gentlemen:

We have entered into a principal underwriting agreement with each Fund in The American Funds Group (Funds) under which we are appointed exclusive agent for the sale of Class F shares (Shares) of the Funds.  You have represented that you maintain fee-based program(s) (Program) under which you and your clients (Clients) may purchase shares of participating open-end investment companies at net asset value and you charge those Clients an asset-based fee or other fees tied to the value of their holdings.  You have indicated that you wish to act as agent for your customers in connection with the purchase and redemption of Shares of the Funds as are qualified for sale in your state for purchase by Clients through the Program(s), subject to the terms set forth below and in the Fund Prospectuses.

1.      Authorization
a.
You may offer to non-retirement plan Clients that are participating in the Program Class F shares of the Funds only at the regular public price currently determined by the respective Funds in the manner described in their offering Prospectuses.  The offering Prospectuses and this Agreement set forth the terms applicable to sales of shares of the Funds through you and all other representations or documents are subordinate.  In placing orders for the purchase and sale of shares of the Funds, you will be acting as agent for your customers.  We shall execute transactions for each of your customers only upon your authorization.  If you will be making the Funds available to retirement plan Clients, you may not use the Class F shares, but rather only the Class R shares may be used.  The terms of your American Funds Bank/Trust Company Selling Group Agreement will control that arrangement.

b.
If your firm is providing trading and custodial services to other banks and the Client purchasing Shares is a client of another bank, you may not facilitate those transactions unless you (i) disclose the identity of the underlying bank representing that client, and (ii) have verified with us that the introducing bank has executed an agreement with us.  You shall also disclose the identity of any introducing intermediary (for example, broker, consultant, or registered investment adviser) involved in any transaction that you facilitate.  The required disclosures shall be made in such format as we mutually agree.

2.      Compensation for Sales of Fund Shares
In consideration of your making Shares of the Funds available through the Program, we will pay you compensation from the Funds’ 12b-1 Plans on a quarterly basis at the annual rate of 0.25% of the average daily net asset value of Shares of Funds listed on Schedule A that are held in an account assigned to you.  The payment of this compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.  You represent that you have received a legal opinion that your receipt of 12b-1 distribution fees will not violate any applicable federal or state laws or regulations.

3.  Compensation for Administrative Services
You may be eligible to receive compensation for providing certain administrative services in respect of Shares of the Funds if you meet the requirements of and enter into a Class F Share Administrative Services Agreement with Capital Research and Management Company.

4.      Order Processing
Any order by you for the purchase of shares of the respective Funds through us shall be accepted at the time when it is received by us (or any clearinghouse agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Funds.  In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. We will not accept any order from you that is placed on a conditional basis or subject to any delay or contingency prior to execution.  The procedure relating to the handling of orders shall be subject to the rules of the National Securities Clearing Corporation (NSCC) and any instructions that we shall forward from time to time to all members of the Selling Group.  The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds subject to deduction of all compensation on such sale (reallowance of any compensation to which you are entitled on purchases at net asset value will be paid through our direct purchase compensation system).  If payment for the shares purchased is not received within the time limits set forth by the NSCC, the sale may be cancelled forthwith, by us or by the respective Funds, without any responsibility or liability on our part or on the part of the Funds, and we and/or the respective Funds may hold you responsible for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Funds resulting from your delay or failure to make payment as aforesaid.

5.      Timeliness of Submitting Orders
You are obliged to date and indicate the time of receipt of all orders you receive from your customers and to transmit promptly all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses.  You are not to withhold placing with us orders received from any customers for the purchase of shares.  You shall not purchase shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

6.      Repurchase of Shares
If any share is repurchased by any of the Funds or is tendered thereto for redemption within seven business days after confirmation by us of the original purchase order from you for such security, you shall forthwith refund to us the full compensation paid to you on the original sale.

7.      Processing Redemption Requests
You shall not purchase any share of any of the Funds from a record holder at a price lower than the net asset value next determined by or for the Funds’ shares.  You shall, however, be permitted to sell any shares for the account of a shareholder of the Funds at the net asset value currently quoted by or for the Funds’ shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

8.      Prospectuses and Marketing Materials
We shall furnish you without charge reasonable quantities of offering Prospectuses (including any supplements currently in effect) current shareholder reports of the Funds, and sales materials issued by us from time to time.  In the purchase of shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es).  You may not publish any advertisement or distribute sales literature or other written material to the public that makes reference to us or any of the Funds (except material that we furnished to you) without our prior written approval.

9.      Effect of Prospectus
This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in offering Prospectuses of the Funds, which shall control and override any provision to the contrary in this Agreement.  Notwithstanding any contrary provision in this Agreement, you shall comply with the terms of the Prospectuses of the Funds.

10.    Relationship of Parties
You shall make available shares of the Funds only through us.  In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the Funds or any other entity having either a Bank Selling Group Agreement or other Agreement with us.

11.    State Securities Qualification
We act solely as agent for the Funds and are not responsible for qualifying the Funds or their shares for sale in any jurisdiction.  Upon written request we will provide you with a list of the jurisdictions in which the Funds or their shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of Fund shares.

12.    Representations
You represent that (1) you are (a) a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations, a member of the National Association of Securities Dealers, Inc. (NASD), and your membership with the NASD is not currently suspended or terminated or (b) a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (or other financial institution) and not otherwise required to register as a broker or dealer under such Act or any state laws; and (2) to the extent you offer any Class 529 shares, you are permitted by applicable law to offer such shares.  You agree to notify us immediately in writing if this representation ceases to be true.  You also agree that, if you are a bank or other financial institution as set forth above, you will comply with the applicable rules of the NASD, that you will maintain adequate records with respect to your customers and their transactions, and that such transactions will be without recourse against you by your customers.  We recognize that, in addition to applicable provisions of state and federal securities laws, you may be subject to the provisions of other laws governing, among other things, the conduct of activities by federal and state-chartered and supervised financial institutions and their affiliated organizations.  Because you will be the only entity having a direct relationship with the customer in connection with securities purchases hereunder, you will be responsible in that relationship for insuring compliance with all applicable federal and state laws and regulations relating to securities purchases hereunder.

13.    Confidentiality
Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted by applicable laws, rules and regulations.  This provision shall survive the termination of this Agreement.

14.    Termination
Either of us may cancel this Agreement at any time by written notice to the other.

15.    Notices
All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or sent by overnight courier to you at the address specified by you below.

*           *           *           *           *

Execute this Agreement in duplicate and return one of the duplicate originals to us for our file.  This Agreement (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment and (ii) shall be construed in accordance with the laws of the State of California.

Very truly yours,
American Funds Distributors, Inc.

By
Kevin G. Clifford
President

Accepted

Firm

By
Officer or Partner

Address:

Date:

American Funds

American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-9900, ext. 4

July 2008

Ladies and Gentlemen,

As you may know, American Funds recently announced plans to introduce a new share class to complement our Class F shares.  Class F-2 shares will be available for sale to the public beginning August 1, 2008.  The purpose of this notice is to amend your Bank/Trust Company Participation Agreement for Class F Shares (the “Agreement”) with American Funds Distributors Inc. to incorporate this new share class.

As compared to the current Class F shares, Class F-2 shares will not carry a 12b-1 fee; however, they will carry an administrative services fee payable pursuant to a separate agreement with Capital Research and Management Company.  In connection with the offering of this new share class, Class F shares will be renamed Class F-1 shares.

Therefore, in consideration of the foregoing, the Agreement is amended as follows effective August 1, 2008:

1.	All references to "Class F shares" or "Shares" shall refer to both Class F-1 shares and Class F-2 shares, unless otherwise provided.

2.           Section 2 is amended as follows:

In consideration of your making Class F-1 shares of the Funds available through the Program, we will pay you compensation from the Funds’ 12b-1 Plans on a quarterly basis at the annual rate of 0.25% of the average daily net asset value of Class F-1 shares of Funds listed on Schedule A that are held in an account assigned to you.  The payment of this compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.  You represent that you have received a legal opinion that your receipt of 12b-1 distribution fees will not violate any applicable federal or state laws or regulations.  No compensation shall be paid under this Agreement on Class F-2 shares of the Funds.

*         *          *          *          *

This agreement remains unchanged in all other respects.  Any order for Fund shares received by us following this notice shall be deemed an acceptance of this amendment to your Agreement.

Very truly yours,

Kevin G. Clifford